EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Infonet Services Corporation on Form S-8 of our reports dated June 20, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2003, as amended by Form 10-K/A, filed with the Securities and Exchange Commission on August 25, 2003.

We also consent to the reference to us under the heading “Named Experts and Counsel” in the Registration Statement.

/s/ DELOITTE & TOUCHE, LLP

Los Angeles, California

November 19, 2003